Exhibit 23 (a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Somerset Financial Services, a Subsidiary of First Indiana Corporation, Profit Sharing and 401(k) Savings Plan's previously filed Registration Statement File No. 33-64851 and No. 333-96601.

/s/ Grant Thornton LLP

Chicago, Illinois
June 22, 2004